UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2015  (December 4, 2015)

Everi Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 4, 2015, Everi Payments Inc. (the “Company”), a wholly owned subsidiary of Everi Holdings Inc., offered to exchange (the “Exchange Offer”) its new 10.00% Senior Unsecured Notes due 2022 (CUSIP No. 30034V AA6) (the “New Notes”) for its outstanding 10.00% Senior Unsecured Notes due 2022 (the “Old Notes”) that expired at 5:00 p.m., New York City time.  The New Notes have been registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement on Form S-4 filed with the Securities and Exchange Commission.

Deutsche Bank Trust Company Americas, the exchange agent for the Exchange Offer, has advised that $350.0 million aggregate principal amount of the Old Notes were validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer, representing 100% of the aggregate principal amount of Old Notes outstanding upon commencement of the Exchange Offer. All of the Old Notes validly tendered and not validly withdrawn have been accepted for exchange pursuant to the terms of the Exchange Offer.

Pursuant to the Exchange Offer, the Company offered to exchange minimum denominations of $2,000 and integral multiples of $1,000 principal amount of the New Notes for minimum denominations of $2,000 and integral multiples of $1,000 principal amount of its outstanding Old Notes, upon the terms and subject to the conditions set forth in the Company’s prospectus dated November 3, 2015 and the related letter of transmittal. The New Notes are substantially identical to the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended, and will not have any of the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes. The New Notes will evidence the same debt as the Old Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2015	EVERI HOLDINGS INC.

	By:	/s/ Todd A. Valli
	Name:	Todd A. Valli
	Title:	Senior Vice President, Corporate Finance and Accounting Officer